September 27, 1996


Mr. C. Christopher Bess
c/o Bowlin's Incorporated
150 Louisiana N.E.
Albuquerque, New Mexico  87108

                  Re:      Employment Agreement

Dear Mr. Bess:

                  Bowlin's Incorporated, a New Mexico corporation (the "Corporation"), recognizes that your contribution to the growth and success of the Corporation has been substantial and desires to assure the Corporation of your continued employment. The Corporation understands that you desire to continue to serve the Corporation on the terms set forth in this letter (the "Agreement"). In consideration of the promises hereafter set forth, the Corporation and you agree as follows:

                           1.  Employment.  The  Corporation  agrees to continue
your employment, and you agree to continue to serve the Corporation, subject to the terms and conditions set forth herein.

                           2. Term of Agreement. This Agreement will commence on
the Effective Date (as defined in Subsection 12(c)) and shall have a perpetual term of five (5) years, such that on any given date, this Agreement will have a remaining term of five (5) years from such date.

                           3.  Position  and  Duties.  During  the  term of this
Agreement,  you shall serve as  Executive  Vice  President  and Chief  Operating
Officer of the Corporation. As such, you shall fulfill the duties and responsibilities of Executive Vice President and Chief Operating Officer as they exist as of the date hereof. You agree to devote your time, skill and attention to the business of the Corporation during normal business hours to the extent necessary to discharge the duties and responsibilities assigned to you hereunder. If the Corporation believes you have breached your responsibilities and/or duties under this Section 3, it must deliver to you a written notice specifically identifying the manner in which the Corporation believes that you have failed to substantially perform your duties and/or carry out your responsibilities. The Corporation shall grant you thirty (30) days from the date you receive such notice to cure such deficiency and resume performance of your responsibilities and/or duties.
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Mr. Christopher Bess
September 27, 1996
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                           4. Compensation.

                                    a. Base Salary.  You shall receive a minimum
base salary ("Base Salary") of no less than $145,000 per year, which shall be reviewed at least annually by the Board of Directors (the "Board"), or by a Compensation Committee of the Board, if one has been appointed by the Board (the "Committee"), and shall be increased at the discretion of the Board; provided, however, that at a minimum, your Base Salary shall be increased each year, commencing twelve (12) months from the Effective Date (as defined in Subsection 12(c)) of this Agreement, by an amount equal to the Base Salary multiplied by the increase in the national Consumer Price Index from the preceding year. Any increase in your Base Salary or other compensation shall in no way limit or reduce any other obligation of the Corporation hereunder, and once established at an increased rate, your Base Salary shall not thereafter be reduced. After withholding and other required deductions, your Base Salary shall be paid in equal installments in accordance with the policies of the Corporation as may be established from time to time. Any reference herein to the Board shall, where appropriate, encompass the Committee, if one has been appointed.

                                    b. Bonuses. You shall be eligible to receive
bonuses from time to time in accordance with any bonus plan adopted by the Board, in such amounts as shall be determined by the Board.

                                    c.   Expenses.   During  the  term  of  your
employment hereunder, you shall be entitled to prompt reimbursement for all ordinary and necessary business expenses incurred by you in furtherance of the Corporation's business and in accordance with the policies and procedures of the Corporation, as amended from time to time.

                                    d.  Benefits.   You  shall  be  entitled  to
receive a package of benefits that includes all of the programs, plans and perquisites currently provided to you by the Corporation as they may exist from time to time.

                           5. Termination. You shall be entitled to the benefits
provided in Subsection 6(d) hereof upon termination of your employment during the term of this Agreement unless such termination is (i) because of your Disability (as hereafter defined), (ii) by the Corporation for Cause (as hereafter defined), or (iii) by you other than for Good Reason (as hereafter defined).

                                    a.  Disability.  If,  as a  result  of  your
incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Corporation for six (6) consecutive months, and within thirty (30) days after the Corporation
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Mr. Christopher Bess
September 27, 1996
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gives you  written  notice of  termination  you shall not have  returned  to the full-time performance of your duties, the Corporation may terminate your employment for "Disability."

                                    b. Cause.  Termination by the Corporation of
your employment for "Cause" shall mean termination upon (i) your conviction of a felony that substantially impairs your ability to perform your duties with the Corporation, or (ii) your willful failure to cure, or commence curing and diligently pursue thereafter, a specified deficiency in the performance of your duties and/or responsibilities within the thirty (30) day period described in
Section 3 hereof.

                                    c. Good  Reason.  You shall be  entitled  to
terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, any one or more of the following:

                                            (1)  the  assignment  to  you of any
duties which you determine in good faith to be inconsistent with, or a reduction of powers or functions associated with, your position, duties, responsibilities and status with the Corporation, a change in your reporting responsibilities or in the conditions of your employment, or improper intervention in your ability to perform the duties and responsibilities that have been assigned to you under this Agreement, except in connection with your termination of employment by the Corporation for Cause or for Disability. If you resign your employment with the Corporation within sixty (60) days after a Change of Control (as defined in Subsection 12(b)) of the Corporation for reasons specified in this Subsection 5(c)(1), it shall be deemed to be a determination made in good faith;

                                            (2) a reduction  by the  Corporation
in your Base Salary as in effect on the date hereof or as the same shall be increased as provided herein;

                                            (3) the  failure of the  Corporation
to cause any successor to expressly assume and agree to perform this Agreement pursuant to Subsection 8(a) hereof;

                                            (4) any purported termination by the
Corporation of your employment that is not effected by a Notice of Termination (as defined in Subsection 12(d)) pursuant to Subsection 5(d) hereof and/or for grounds not constituting Cause.

                                    d. Notice of Termination. Any termination by
the Corporation for Cause or by you for Good Reason shall be communicated by Notice of Termination to the other party hereto.

                                    e.   Date   of    Termination.    "Date   of
Termination" shall mean the date specified in the Notice of Termination, where required, or in any other case the date upon which you cease to perform services for the Corporation; provided that if within thirty (30) days
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Mr. Christopher Bess
September 27, 1996
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after any Notice of  Termination  is given,  the party  receiving such Notice of
Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Corporation will continue to pay you your full compensation in effect when such notice was given (including, but not limited to, Base Salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were a participant when such notice was given until the dispute is finally resolved in accordance with this Subsection 5(e). Amounts paid under this Subsection 5(e) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

                           6.    Compensation   Upon   Termination   or   During
Disability. Upon termination of your employment or during a period of Disability you shall be entitled to the applicable benefits set forth below:

                                    a.  During  any  period in which you fail to
perform your full- time duties with the Corporation as a result of incapacity due to physical or mental illness, you shall (i) receive your Base Salary at the rate in effect at commencement of any such period until your employment is terminated pursuant to Subsection 5(a) hereof; and (ii) at the otpion of the Corporation, receive either (A) lump sum payment equal to two (2) years of your Base Salary in effect on the date your employment is terminated, plus an amount equal to all bonuses paid to you during the two (2) years preceding the date your employment is terminated pursuant to Section 5(a) hereof (the "Disability Amount"), or (B) payment of the Disability Amount in twenty four (24) equal monthly installments commencing one month from such termination date. Thereafter, your benefits shall be determined in accordance with the Corporation's retirement, insurance and other applicable programs and plans then in effect. Anything in this Subsection 6(a) to the contrary notwithstanding, any payments of Base Salary under this Agreement for any period during which you receive payment under any short or long-term disability plans for which premiums are paid by the Corporation shall be reduced by the amount of such disability payments.

                                    b. If your employment shall be terminated by
the Corporation for Cause or by you other than for Good Reason, the Corporation shall pay you your full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or on the Date of Termination if no Notice of Termination is required hereunder, together
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Mr. Christopher Bess
September 27, 1996
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with accrued  vacation  pay, if any, and the  Corporation  shall have no further obligation to you under this Agreement.

                                    c. If your  employment  terminates by reason
of your death, your benefits shall be determined in accordance with the Corporation's survivors' benefits, insurance and other applicable programs and plans then in effect and all benefits payable under this Agreement shall cease.

                                    d. If your  employment is terminated  (i) by
the Corporation other than for Cause or Disability or (ii) by you for Good Reason, then you shall be entitled to the following benefits:

                                            (1) the  Corporation  shall  pay you
your full Base Salary together with any bonuses that have accrued but have not been paid through the Date of Termination at the rate in effect at the time Notice of Termination is given, or the Date of Termination where no Notice of Termination is required;

                                            (2) in  lieu of any  further  salary
payment to you for periods subsequent to the Date of Termination, the Corporation shall, at its option, either (i) pay you a lump sum payment equal to the sum of five (5) years of your annual Base Salary as in effect immediately prior to the occurrence of the circumstances giving rise to your termination plus an amount equal to all bonuses paid to you in addition to your Base Salary in the five-year period preceding the Date of Termination (the "Severance Amount"), or (ii) pay you the Severance Amount in sixty (60) equal monthly installments commencing one month following the Date of Termination.

                                            (3) the  Corporation  shall maintain
in full force and effect for your continued benefit and the benefit of your eligible dependents and beneficiaries, until the first to occur of (i) your attainment of alternative employment or (ii) five (5) years from the Date of Termination, the employee benefits under the Corporation's benefit plans that you or they were eligible to receive immediately prior to the Date of Termination, subject to the terms and conditions of such benefit plans; provided that your continued participation or the participation of such eligible dependents or beneficiaries is possible under the general terms and provisions of such benefit plans. In the event that your participation or the participation of such eligible dependents or beneficiaries in any such benefit plan is barred, the Corporation shall arrange to provide you and such eligible dependents or beneficiaries with benefits substantially similar to those to which you and such eligible dependents or beneficiaries are entitled under such benefit plans for the period stated above. At the end of the period of coverage, you shall have the option to have assigned to you, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Corporation and relating specifically to you; and
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Mr. Christopher Bess
September 27, 1996
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                                            (4)  notwithstanding any term to the
contrary in any options or warrants to purchase Common Stock of the Corporation which have been granted to you by the Corporation, or in any agreement or plan relating thereto, any such options or warrants shall become immediately exercisable and shall remain exercisable for the longer of (A) one (1) year or
(B) the then remaining unexpired term of such options or warrants.

                                    e. The payments  provided for in Subsections
(6)(d)(1) and (2) shall be made by the Corporation to you not later than the fifth day following the "Date of Termination."

                                    f. You shall not be required to mitigate the
amount of any payment provided for in this Section 6, including but not limited to, seeking other employment, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by you as a result of employment by another employer after the Date of Termination, or otherwise.

                           7.  Personal  Guarantees.  Upon  termination  of your
employment hereunder, whether with or without Cause or Good Reason, or upon your death or Disability, the Corporation shall indemnify you from all claims, costs and expenses related to personal guarantees of any leases, loans, debts, obligations, or similar instruments, which you have undertaken with respect to the Corporation. In addition, the Corporation shall use its best efforts to secure the release of all such personal guarantees.

                           8. Successors; Binding Agreement.

                                    a. The Corporation shall cause any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or of any division or subsidiary thereof employing you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent to which the Corporation would be required to perform this Agreement had no such succession taken place. Failure by the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation in the same amount and on the same terms as you would be entitled hereunder had you terminated your employment for Good Reason after a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.
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Mr. Christopher Bess
September 27, 1996
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                                    b. This Agreement shall inure to the benefit
of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no designee, to your estate.

                           9. Indemnification.

                                    a. The  Corporation  is aware  that upon the
occurrence of a Change of Control, the Board or a shareholder of the Corporation may then cause or attempt to cause the Corporation to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Corporation to institute, or may take, or attempt to take, other actions to deny you the benefits intended under this Agreement. In these circumstances, the purposes of this Agreement would be frustrated. It is the intent of the Corporation that you should not be required to incur the expenses associated with the enforcement of your rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to you hereunder, nor should you be bound to negotiate any settlement of your rights hereunder under threat of incurring such expenses. Accordingly, if following a Change of Control it appears to you that the Corporation has failed to comply with any of its obligations under this Agreement or if the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from you the benefits intended to be provided to you hereunder, then, provided that you have complied with all of your obligations under this Agreement, the Corporation shall indemnify you for all legal costs and fees (including without limitation, attorneys' fees, retainers, court costs, charges for transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees, and all other out-of-pocket expenses) incurred by you in defending or asserting your rights under this Agreement after a Change of Control of the Corporation. The Corporation hereby irrevocably authorizes you from time to time to retain counsel of your choice at the expense of the Corporation to represent you in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, shareholder or other person, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Corporation and such counsel, the Corporation irrevocably consents to your entering into an attorney-client relationship with such counsel, and in that connection the Corporation and you agree that a confidential relationship shall exist between you and such counsel. The reasonable fees and expenses of counsel selected by you pursuant hereto shall be paid or reimbursed to you by the Corporation on a regular,
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Mr. Christopher Bess
September 27, 1996
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periodic basis upon presentation by you of a statement or statements prepared by such counsel is accordance with its customary practices.

                                    b. The  Corporation  further  agrees  to pay
pre-judgment interest on any money judgment obtained by you calculated at the prime interest rate established by Bank of America National Trust and Savings Association (or another comparable national financial institution if no prime interest rate is available from Bank of America) in effect from time to time from the date that payments to you should have been made under this Agreement until the date that such payments are made; provided, however, that the Corporation shall use the prime interest rate first published by Bank of America National Trust and Savings Association (or another comparable national financial institution if no prime interest rate is available from Bank of America) in a calendar month to compute interest payable with respect to any period during such calendar month.

                           10.  Payment  Obligations  Absolute;  Amendment.  The
Corporation's obligation to pay you the amounts provided for hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against you or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Except as expressly provided herein, the Corporation waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to amend, terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by the Corporation shall be final and the Corporation shall not seek to recover all or any part of any such payment from you or from whomsoever may be entitled thereto, for any reason whatsoever.

                           11.  Notices.  All  notices  hereunder  shall  be  in
writing and delivered personally or sent by registered or certified mail, postage prepaid:

             If to the Corporation, to:                  Bowlin's Incorporated
                                                         150 Louisiana NE
                                                         Albuquerque, NM  87108

             If to you, to:                              Mr. C. Christopher Bess
                                                         -----------------------
                                                         -----------------------
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Mr. Christopher Bess
September 27, 1996
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Either  party may change the  address to which  notices  are to be sent to it by giving ten (10) days written notice of such change of address to the other party in the manner above provided for giving notice. If delivered in person, then such notice shall be effective immediately; if mailed, then seventy-two (72) hours after deposit, postage prepaid.

                           12. Definitions. For the purposes of this Agreement:

                                    a. The term "Corporation"  shall include any
corporate successor to the business presently conducted by Bowlin's Incorporated. All references to Corporation or "Corporate" policies, procedures, employees, benefits, criteria or standards shall include all subsidiaries and businesses of Bowlin's Incorporated.

                                    b. The term  "Change of Control"  shall mean
the occurrence of any of the following events:

                                            (1) an event required to be reported
by the Corporation by Item 1 of Form 8-K under Section 13 or 15(d) of the Securities Exchange Act of 1934 filed pursuant to Rule 13a-11 or Rule 15d-11 thereunder;

                                            (2) all or substantially  all of the
assets of the Corporation are sold, transferred, leased or exchanged to one or more persons, or the Corporation consolidates or merges with another corporation unless the Corporation or a subsidiary of the Corporation is the continuing or surviving corporation following the merger or consolidation; or

                                            (3) the business or  subsidiary  for
which your services are principally performed is sold or otherwise disposed of by the Corporation.

                                    c. The term "Effective  Date" shall mean the
date this Agreement is accepted and signed by you.

                                    d. The term  "Notice of  Termination"  shall
mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                           13.  Waiver;  Modification.   No  provision  of  this
Agreement may be waived, modified, discharged or amended except by an instrument in writing signed by you and such officer as may be specifically designated by the Board. No term or condition of this
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Mr. Christopher Bess
September 27, 1996
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Agreement  shall be deemed to have been waived,  nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

                           14.  Governing  Law.  The  validity,  interpretation,
construction and performance of this Agreement shall be governed by the laws of the State of New Mexico.

                           15.  Counterparts.  This Agreement may be executed in
several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                           16.  Severability.  If any term or  provision of this
Agreement or the application hereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The parties shall negotiate in good faith to modify the provisions found to be invalid or unenforceable to preserve each party's anticipated benefits thereunder.

                           17.  Headings.  The  headings in this  Agreement  are
inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

                           18. Payroll and Withholding Taxes. All payments to be
made or benefits to be provided hereunder by the Corporation shall be subject to reduction for any applicable payroll-related or withholding taxes.

                           19. Entire Agreement.  This Agreement  supersedes any
and all other oral or written agreements heretofore made relating to your Base Salary, expense reimbursement, benefits and severance and constitutes the entire agreement of the parties relating to the subject matter hereof; provided that, except as specifically provided herein, this Agreement shall not
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Mr. Christopher Bess
September 27, 1996
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supersede  or limit in any way or affect any rights you may have under any other
of  the   Corporation's   employee  benefit  plans,   programs  or  arrangements
(including, without limitation, employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974).

                           20.  Assignment.   This  Agreement  and  the  rights,
interest  and  benefits   shall  not  be  assigned,   transferred,   pledged  or
hypothecated in any way and shall not be subject to execution, attachment or similar process. Any attempt by you to assign, transfer, pledge or hypothecate or make any other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provision or the levy of any attachment or similar process thereupon, shall be null and void and without effect and shall relieve the Corporation of any and all liability hereunder.

                  If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter which will then constitute our agreement on this subject.

                                             Sincerely,

                                             BOWLIN'S INCORPORATED



                                             By:________________________________


                                             Name:______________________________
                                                          (Please Print)

                                             Title:_____________________________
                                                          (Please Print)

Agreed and accepted this
27th day of September, 1996.


By:/s/ C. Christopher Bell
   ---------------------------------
      C. Christopher Bess